Exhibit 3.39

ENSCO ASIA COMPANY LLC LIMITED LIABILITY COMPANY AGREEMENT Step 44.3 (c) This Limited Liability Company Agreement (the "Agreement"), effective as of the ~ day of ~ 2010, is made by ENSCO Oceanics Company LLC, a Delaware limited liability company, having a principal place of business at 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331 (the "Member"). WHEREAS, the Member caused ENSCO Asia Company LLC (the "Company") to be formed under the Limited Liability Company Act of the State of Texas (the "Act") and any future amendments thereto, a copy of the Certificate of Formation (the "Certificate") being attached hereto as Exhibit A; and WHEREAS, the Member wishes to provide, among other things, for membership in and management of the Company, all on the terms hereinafter set forth. NOW, THEREFORE, the Member agrees as follows: Article I - Limited Liability Company Agreement Section 1.01 This Agreement is a Limited Liability Company Agreement under and as provided in the Act. Section 1.02 Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising strictly at law, in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member. Article II - Organizational and Other Matters Section 2.01 The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate with the Secretary of State of the State of Texas on the date concurrent with the date of this Agreement. The rights and liabilities of the Member shall be as provided in the Act, except as otherwise expressly provided herein. F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Section 2.02 The name of the Company shall be ENSCO Asia Company LLC, and the business of the Company shall be conducted under such name. Section 2.03 The principal office of the Company shall be located at 500 N. Akard Street, Suite 4300, Dallas, Texas 75201, or such other place as the Member may, from time to time, determine or designate. Section 2.04 The Company may, from time to time, apply for and qualify to do business in any state or territory of the United States or any foreign country, commonwealth, kingdom, sovereign state or territory. Article Ill - Members Section 3.01 Concurrent with the execution of this Agreement, ENSCO Oceanics Company LLC shall become and be the Member of the Company. Article IV - Duration of the Company Section 4.01 The Company will have a perpetual existence. Article V - Purpose and Business of the Company Section 5.01 The Company may conduct any lawful business purpose or activity permitted by the Act. Section 5.02 The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company. 2 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Article VI - Capital Contributions Section 6.01 The Member's capital contribution is US$50,000 (the "Contribution"). The Contribution shall be determined by the 50,000 issued and existing shares of common stock in ENSCO Asia Company, a Texas corporation ("ENSCO Asia"). Upon conversion of ENSCO Asia into ENSCO Asia Company LLC, all issued and existing shares of ENSCO Asia common stock shall convert to 50,000 membership units, which shall evidence one hundred percent (100%) ownership of the equity interest in the Company. Except as contemplated by Section 13.03, the Member shall own one hundred percent (100%) of the equity interest in the Company. Additional Members may make capital contributions to the Company at any time upon approval of the then existing Member or Members. Any additional capital contributions, including any amounts deemed necessary to develop the business, shall be made at the sole discretion of any Member. A Member's interest shall be represented by certificated units held by such Member and shall be evidenced by one or more physical membership certificate( s ); provided that multiple membership units may be represented by a single certificate. Every membership certificate must be signed by two (2) Managers of the Company. All membership units shall be identical in that they entitle all holder(s) thereof to the same rights and privileges. Each issued and outstanding membership unit shall have one (1) vote on all matters properly coming before the Member or Members. The Company may repurchase or cancel membership units against cash or noncash consideration as may be agreed with the Member holding such units. Any repurchased membership units shall be deemed cancelled immediately upon acquisition by the Company. The Member or Members may sell, assign, transfer, pledge, hypothecate or otherwise encumber the membership units in the Company upon terms and subject to conditions as the Member may determine. Section 6.02 Any Member's capital contributions to the Company may be increased by any additional amounts which the Member or Members deems appropriate and necessary. Any Member's capital contributions may be decreased by any additional amounts which the Member or Members deems appropriate and necessary. 3 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Section 6.03 A Member is not entitled to the return of any portion of its capital contribution(s) or to be paid interest in respect of its capital contributions. An unrepaid capital contribution is not a liability of the Company or of any Member. Article VII - Management of the Company Section 7 .01 The business and affairs of the Company shall be managed by the Managers. The Managers shall have complete and exclusive discretion with regard to the management and control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carry out the purposes and business of the Company, including without limitation, doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement and delegating any or all of its powers, rights and obligations under this Agreement and appointing officers of the Company to perform acts or services for and on behalf of the Company as the Managers shall deem appropriate. Subject to the limitations set forth in this Agreement, the Managers shall have full, exclusive and complete discretion to manage and control the Business and affairs of the Company, to make all decisions affecting the Business and affairs of the Company and to take all such actions as they deem necessary or appropriate to accomplish the purpose of the Company as set forth herein. If at any time the Company has more than one Manager, at such times as the Managers act as a body in a Managers meeting, the Managers can act only by a majority vote of a quorum. Each Manager has one vote. The Managers shall be the sole persons with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managers or by this Agreement. Unless otherwise determined by the Managers or provided in this Agreement, each Manager, acting individually on behalf of the Company, has the authority to bind the Company. Section 7 .02 The number of Managers shall initially be three (3). The number of Managers may be increased or decreased by the Member or Members from time to time. The Managers shall be appointed by the Member or Members annually prior to the expiration of the initial appointment of Managers or upon a vacancy; provided, however, that the absence of any appointment by the Member or Members ( either annually or upon a vacancy) shall not diminish the powers of any incumbent Managers, each of whom shall remain in office until earlier death, resignation, or removal/replacement (in the sole discretion of the Member or Members). In no event shall any Manager have the power to appoint any other Managers or him or herself as a Manager. The Managers need not be Members of the Company and may only 4 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) be appointed if they are of sufficient calibre to enable them to demonstrate that they have the necessary skills and experience to manage the strategic decisions of the Company, as determined by the Member or Members in their sole discretion. The initial Managers shall be David A. Armour, Dean A. Kewish and Tom L. Rhoades. Each Manager shall hold office until the Manager's death, resignation or removal in accordance with the provisions hereof. A Manager may resign by delivering a written resignation to the Member or Members. A resignation is effective upon the appointment of a replacement Manager by the Member unless it is specified to be effective at some other time or upon the happening of some other event. A Manager may be removed at any time, with or without cause, by the Member by delivering written notice of such removal to the Manager. Such removal shall be effective upon delivery of such notice by the Member or Members, unless such notice is specified to be effective at some other time or upon the happening of some other event. Section 7 .03 The Managers may appoint officers at any time to act on behalf of the Company with such power and authority as the Managers may delegate in writing to any such persons. The officers of the Company, if deemed necessary by the Managers, may include a president, vice president( s ), secretary, and/or treasurer. The officers shall serve at the pleasure of the Managers and may be removed with or without cause by the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as specified in this Agreement or as shall be determined from time to time by the Managers. Section 7.04 The Member or Members shall have the power to establish a bank account or accounts in the name of the Company with such banking or financial institutions as the Member or Members shall deem advisable for the expeditious handling of the Company's funds. The Member may grant authority to establish a bank account or accounts in the name of the Company to managers, agents or persons designated as officers. The Member or Members or any manager, agent or officer appointed by the Member or Members may designate signatories on bank accounts established in the name of the Company as the manager, agent or officer may deem appropriate. Section 7.05 The Managers may take any action by unanimous written consent in lieu of a meeting; provided, that any written consent in lieu of a meeting shall state the city and country where each Manager executed the written consent and the Managers shall be provided with suitable time and information in advance of executing the written consent to enable the Managers to make full and informed decisions, including discussing any such information with other Managers. Any written consent 5 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) in lieu of a meeting shall be ineffective if any of the Managers are within the United Kingdom when such written consent is executed. Section 7.06 Notwithstanding any prov1s1on in this Agreement to the contrary, the following decisions and actions by the Managers require the prior written consent of the Member or Members: a. Admit any additional person or entity as a Member of the Company; b. Amend any provision of this Agreement; c. Merge or consolidate into or with any other entity, or sell, transfer, convey, lease, license, encumber or mortgage substantially all of the Company's assets; d. Convert into any other form of entity; and e. Liquidate, wind-up or dissolve the Company or enter into or commence any new or additional line of business outside of the Business defined herein. Article VIII - Distributions Section 8.01 The Company may distribute "Excess Cash" (as herein defined) to the Member or Members in the same percentage as the Member's interest in the profits of the Company. For purposes hereof, "Excess Cash" shall mean cash in excess of the amount determined by the Member or Members required to pay current liabilities and other obligations of the Company as they may become due, including, without limitation, reserves for any contingencies. Distributions shall be made to the Member or Members at the times and in the amounts determined by the Managers of the Company, in accordance with the relevant percentage of the membership units held by each Member. The Company may withhold any amounts necessary to make any tax payments required by law with respect to distributions made to Members. For purposes of this agreement, any such payment or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made. Article IX - Limitations on Acts by Managers and/or Officers Section 9.01 Member or Members written authorization and approval shall be required to: (i) purchase, lease or otherwise acquire any property, right or other asset having a value, either combined or separate, in excess of US$25,000; (ii) sell, lease or 6 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) otherwise dispose of any property, right or other asset having a value of more than US$25,000; (iii) borrow, lend, issue a guarantee or encumber any property, right or other asset of the Company; or (iv) make an assignment for the benefit of creditors or seek relief under any bankruptcy, insolvency or similar law. Section 9.02 A manager, agent or officer of the Company may not and will not have the power to delegate any of his or her rights or powers to manage and control the business and affairs of the Company, except as otherwise authorized by the Member or Members. Article X - Dissolution and Liquidation Section 10.01 The Company may be dissolved and its affairs may be wound-up subject to approval by the Member or Members. Section 10.02 Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding-up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below in the Section 10.03 of this Article X, and a Certificate of Cancellation of the Company pursuant to the Act has been filed with the Secretary of State of the State of Texas. Section 10.03 Upon dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Member or Members, which shall have full power and authority to sell, assign and/or encumber any and all of the Company's assets and to wind-up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of the liquidation of the assets of the Company distributed upon dissolution and winding-up of the Company shall be applied in the following order of priority: (a) First, to the creditors of the Company in the order of priority by law, in satisfaction of all liabilities and obligations of the Company ( of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and (b) Thereafter, to the Member or Members. 7 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Section 10.04 The winding-up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged, or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Member or Members. Upon completion of the winding-up of the Company, a Certificate of Cancellation of the Company shall be filed with the Secretary of State of the State of Texas. Article XI - Indemnity Section 11.01 The Company shall indemnify the Member or Members and their representative, its managers, directors, officers, employees and agents, and each of the Company's managers, officers, employees and agents against any claim, demand, liability, fine or expense (including, without limitation, reasonable legal fees and disbursements, court costs and costs of any appellate proceedings) arising out of any act or omission by the Member or Members or their representative, its managers, directors, officers, employees or agents or any manager, officer, employee or agent of the Company done in good faith and reasonably believed by the Member or Members or their representative, its managers, directors, officers, employees or agents or any manager, officer, employee or agent of the Company to be in the best interest of the Company and the Member or Members, provided that in the case of any fine, the Member or Members, its managers, directors, officers, employees or agents or any manager, officer, employee or agent of the Company, had no reasonable cause to believe its conduct was unlawful. Section 11.02 The Company will, as authorized and approved by the Member or Members, pay the expense of any manager, officer, employee or agent of the Company seeking indemnity in advance of final disposition of any matter, subject to the receipt of any undertaking from the manager, officer, employee or agent satisfactory to the Member or Members to repay the amount advanced if it is ultimately determined that the manager, officer, employee or agent seeking indemnity is not entitled to indemnification. Article XII - Accounting Section 12.01 The Company's fiscal year will be the calendar year and shall end on December 31. 8 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Article XIII - Amendment: Admission of New and Additional Members Section 13.01 This Agreement may be amended only by an instrument in writing signed by the Member or Members. Section 13.02 The Certificate of Formation of the Company may be amended only by an instrument in writing signed by the Member or Members. Section 13.03 A person or entity may not become a Member in the Company unless the person's or entity's admission is approved by the Member or Members, as evidenced by an amendment to this Agreement signed by the Member or Members and by the person or entity representative electing to become a Member. Article XIV - Severability Section 14.01 If any provision of this Agreement or the application of any such provision to any individual, corporation or other entity or to any circumstance is held to be invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected hereby. Article XV - Governing Law Section 15.01 This Agreement and the rights and obligations of the Member or Members of the Company shall be governed by and construed in accordance with the law of the State of Texas. For purposes of any proceeding involving this Agreement or any of the rights or obligations of the Member or Members of the Company, each Member hereby submits to the non-exclusive jurisdiction of the courts of the State of Texas, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. The Member or Members agree not to bring action or other proceeding with respect to this Agreement in any other court unless such courts of the State of Texas determine that they do not have jurisdiction in the matter. 9 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) Section 15.02 Each Member hereby designates The Corporation Trust Company (CT Corporation System), with offices at 350 N. St. Paul Street, Dallas, Texas 75201, its agent for service of process for purposes of any proceeding with respect to this Agreement or with respect to any of the rights or obligations of the Member or Members of the Company. At all times until the dissolution and completion of the winding-up of the Company and the filing of a Certificate of Cancellation of the Company's Certificate of Formation, each Member will maintain an agent for service of process in the State of Texas. The Company will pay the cost of maintaining the agent for service of process in Texas, but if for any reason the Company fails to pay the cost, the Member or Members will pay such cost. Article XVI - Entire Agreement Section 16.01 This Agreement contains the entire understanding of the parties with respect to the subject matter of the Agreement, and it supersedes all prior understandings and agreements, if any, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof. Article XVII - Section Headings Section 17.01 Section headings are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement. IN WITNESS WHEREOF, ENSCO Oceanics Company LLC, as the Member, has executed this Agreement as of the day and year first above written. ENSCO Oceanics Company LLC, as the Sole Member By:~ Name: Drn L. Rhoades Title: Vice President & Treasurer 10 F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Step 44.3 (c) EXHIBIT A F:\USERS~english\Office\ENSCO Asia Company LLC\LLC Agreement.03.2010

Form 205 **(Revised 12/09)** Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 **Filing Fee: $300**	THE STATE OF TEXAS **Certificate of Formation** **Limited Liability Company**

This space reserved for office use.

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

ENSCO Asia Company LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

The Corporation Trust Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address	*City*	*State*	*Zip Code*
350 N. St. Paul Street	Dallas	TX	75201

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☒ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	*M.I.*	*Last Name*	*Suffix*
David	A.	Armour	

OR

IF ORGANIZATION

Organization Name

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

Form 205

4

NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Dean A. Kewish First Name MI. Last Name Suffix OR IF ORGANIZATION Organization Name Street or Mailing Address Citv State Country Zip Code NAME AND ADDRESS OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Tom L. Rhoades First Name MI. Last Name Suffix OR IF ORGANJZA TION Organization Name Street or Mailing Address Citv State Countrv Zio Code Article 4 - Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: rThe attached addendum, if anv, is incorporated herein bv reference. l This entity is hereby formed pursuant to a Plan of Conversion, a copy of which is attached hereto as Addendum I. The converting entities name is ENSCO Asia Company, with a business address of 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331. ENSCO Asia Company was formed as a corporation on November 21, 1974 in the jurisdiction of Texas. Form205 5

Organizer The name and address of the organizer: Tom L.Rhoades Name 500 N. Akard St., Suite 4300 Dallas TX 75201-3331 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C.) A. ~ This document becomes effective when the document is filed by the secretary of state. B. 0 This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. 0 This document talces effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: Signature of organizer Tom L. Rhoades, Vice President & Treasurer Printed or typed name of organizer Form205 6

SCHEDULE 7.02 Initial Officers of ENSCO Asia Company LLC Name [insert name of officer] [insert name of officer] [insert name of officer] Office President Secretary Treasurer F:\USERS~english\Office\ENSCO Asia Company LLCILLC Agreement.03.2010 Step 44.3 (c)